As filed with the Securities and Exchange Commission on May 28, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1493152
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas	66219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Warrants to purchase common stock	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-158551

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class B warrants (the “Class B Warrants”), of ICOP Digital, Inc. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-158551) relating to the Class B Warrants, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”). The description of the Class B Warrants contained in the Prospectus under the heading “Description of Securities” is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10 filed with the Commission on September 13, 1999).

3.2	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

3.3	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).

3.4	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 of the Form SB-2 registration statement filed April 4, 2005).

3.5	Fourth Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.5 of the Form 10-KSB filed March 22, 2007).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-K filed August 16, 2001).

3.7	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed December 4, 2007).

4.1	Form of Warrant Agreement between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.14 to our Registration Statement on Form S-1 filed April 13, 2009 (Reg. No. 333-158551), as amended).

4.2	Form of Class B warrant (incorporated by reference to Exhibit 4.14 to our Registration Statement on Form S-1 filed April 13, 2009 (Reg. No. 333-158551), as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ICOP DIGITAL, INC.

Dated: May 27, 2009	By:	/s/ David C. Owen
David C. Owen, Chief Executive Officer